Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

VERITEX HOLDINGS, INC. ANNOUNCES DIRECTOR DEPARTURE
Dallas, TX – March 19, 2021 - The Board of Directors (the "Board") of Veritex Holdings, Inc. (Nasdaq: VBTX) (the "Company") announced on March 19, 2021, Mr. Ned N. Fleming III, a member of the board of directors (the “Board”) of Veritex Holdings, Inc. (“Veritex” or the “Company”), notified the Company that he will not stand for reelection to the Board at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”). Mr. Fleming is currently a member of the Audit Committee of the Board and Chairperson of the Compensation Committee of the Board, and will serve in his current positions until the 2021 Annual Meeting.
Choosing to depart from the Board after years of valued service, Mr. Fleming is a founder and Managing Partner of SunTx Capital Partners (“SunTx”), a leading private equity firm with a demonstrated track record of building exceptional businesses in the region. He currently serves as Executive Chairman of Construction Partners, Inc. (Nasdaq: ROAD), Chairman of NationsBuilders Insurance Services, and Chairman of Big Outdoor, LLC. Mr. Fleming and SunTx were instrumental in helping to found Veritex 10 years ago, providing essential financial resources and strategic guidance. Mr. Fleming has served on various Veritex committees of the Board, which responsibilities included chairing the Audit Committee and then later, the Compensation Committee.

Mr. Fleming noted, “I have truly enjoyed working with the Veritex family over the past 10 years and take great pride in Veritex Community Bank’s growth during that time. The Bank is in strong financial standing and ideally situated to further contribute to the economic growth of the Texas community. I wish Malcolm, the entire management team and Board all the best moving forward.”

“Ned and SunTx have contributed significantly to the Bank’s success from its very beginning as a small private bank to our position today as the ninth largest publicly traded financial institution based in the State of Texas,” said C. Malcolm Holland, III, Chief Executive Officer and President of the Company. “We are most grateful for his long tenure of service and commitment, his professional acumen and expertise and his friendship.”

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Exhibit 99.1
Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex’s quarterly cash dividend, the impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

Source: Veritex Holdings, Inc.
Investor Relations:
investorrelations@veritexbank.com